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                                                                  EXHIBIT 10.16

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on this 22nd day of May, 2002, by and between SUMMIT BROKERAGE SERVICES, INC, a Delaware corporation (the "Company"), and Marshall
T. Leeds (the "Executive"). The Company and Executive are sometimes referred to herein individually as a "Party."

                                   RECITALS:

         WHEREAS, this Agreement is entered into in connection with the Closing of the transactions contemplated in that certain Stock Purchase Agreement between Executive and the Company dated March 22, 2002 (the "Stock Purchase Agreement") and the assumption by Executive of the offices of Chief Executive Officer and Chairman of the Board, and amends and restates in its entirety that certain employment agreement by and between Executive and the Company dated March 22, 2002 (the "Employment Agreement"); and

         WHEREAS, the Company is engaged in the securities business as a securities broker/dealer firm registered with the NASD, and is also engaged, through a subsidiary, in the insurance business as an insurance broker (the "Business"), and has invested substantial time and money to develop and build substantial relationships with specific prospective or existing customers and other individuals and businesses with which it does business; and

         WHEREAS, the Board of Directors of the Company (the "Board") desires to employ the Executive as the Chief Executive Officer of the Company; and

         WHEREAS, in connection with his employment hereunder, the Executive shall also serve as Chairman of the Board; and

         WHEREAS, the Executive is willing to make his services as Chief Executive Officer available to the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

         1.       EMPLOYMENT.

                  1.1 Employment and Term. The Company hereby agrees to employ the Executive as Chief Executive Officer and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as the Chief Executive Officer, shall diligently perform all services as may be assigned to him by the Board and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to: (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements


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or teach at educational institutions; or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities to the Company in accordance with this Agreement. The Executive shall also serve as the Chairman of the Board until the earlier of (i) termination of his employment as Chief Executive Officer ,
(ii) his resignation as Chairman of the Board, or (iii) by mutual agreement between the Board and the Executive.

         2.       TERM.

                  2.1 Term. Executive has been employed by the Company as Director of Recruitment since March 22, 2002 under the Employment Agreement of that date, which is being amended and restated hereunder. The term of Executive's employment as Chief Executive Officer and Chairman under this Amended and Restated Employment Agreement shall commence on the date of this Agreement first written above (the "Commencement Date") and shall expire on the date that is two (2) years from the Commencement Date, (the "Expiration Date") unless sooner terminated in accordance with Section 5 hereof.

                  2.2 Renewal. This Agreement may be renewed or extended upon mutual agreement between the Company and the Executive and such renewal or extension period shall be referred to as the "Renewal Period."

                  2.3 Term of Employment. The period between the Commencement Date and the Expiration Date, during which the Company pursuant to the terms of this Agreement shall employ the Executive, together with any Renewal Period, is sometimes referred to in this Agreement as the "Term of Employment."

         3.       COMPENSATION.

                  3.1 Base Salary. The Executive shall receive a base salary at the annual rate of Fifty Thousand Dollars ($50,000,00) (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time.

                  3.2 Override. The Executive shall receive an override or fee equal to three percent (3%) ("Override") of the first twelve month's gross production generated by any and all brokers recruited by Executive and engaged by the Company as independent registered representatives who remain with the Company for no less than twelve months from their date of hire by the Company, such override period to commence on the date of hire of each such broker and to terminate on the date that is the last day of twelve consecutive months thereafter. Any and all payments made by the Company to third parties for the recruitment of the subject brokers shall be included with the twelve months' gross production for purposes of determining the amount of the Override.

                  3.3 Commissions. The Executive shall receive payments ("Commission Payments") calculated at "grid" as a percent of the commission income generated by Executive as a registered representative with the Company, but in no event less than 75%, and from that amount, the Executive shall be responsible for paying the junior broker handling the Executive's customer accounts and all ticket charges.


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                  3.4      Bonuses.

                           (a)      The Executive shall receive such bonuses,
if any, as the Board may in its sole and absolute discretion determine.

                           (b)      Any bonuses paid pursuant to this Section
3.4 are sometimes hereinafter referred to as "Incentive Compensation."

         4.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 Compensation/Benefit Programs. During the Term of Employment, the Company shall provide benefits to the Executive in accordance with the Company's standard benefit package.

                  4.3 Working Facilities. During the Term of Employment, the Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  4.4 Automobile. During the Term of Employment, the Company shall provide the Executive with a non-accountable automobile allowance of $700.00 per month, which amount is intended to: (a) compensate the Executive for wear and tear; and (b) reimburse the Executive for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by the Executive by reason of the use of the Executive's automobile for Company business from time to time; provided however, the Executive shall be reimbursed for reasonable expenses incurred from commuting between Boca Raton, Florida and Indialantic, Florida.

                  4.5 Stock Option. On March 22, 2002, the Company granted to Executive a non-qualified option (the "Stock Option") for the purchase 7,000,000 shares of common stock of the Company ("Common Stock") at an exercise price of $0.25 per share, and terminating on December 31, 2007 (if not terminated earlier under the terms of the option). The Stock Option vested and became exercisable in full on the date of grant. The Stock Option is evidenced by a stock option agreement with such additional terms as are customary. As provided in the Stock Option agreement, the Company hereby confirms that it will pay the amount of Executive's income tax liability incurred by him upon exercise of the Stock Option or any portion thereof that is directly related to such exercise; provided, however, that the Company's obligation to pay such tax shall not exceed the amount of the tax benefit the Company receives as a direct result of the Executive's exercise of the Stock Option or any portion thereof. Coverage of such tax by the Company shall be made in the form of a bonus to the Executive, which will be also subject to the same tax coverage by the Company, up to a maximum amount of the Company's tax benefit derived from such bonus. The amount of the total tax liability of the Executive (and, therefore,


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the Company's liability, up to a maximum of the tax benefit to the Company in connection with the foregoing) shall be calculated by the Company at the time of exercise of the Stock Option or any portion thereof pursuant to the following convergence formula recognized by the Internal Revenue Service as applicable to calculating such tax liability: I divided by (1 - X) multiplied by X (where "I" is the amount deemed compensation pursuant to option exercise and where "X" is the Executive's highest marginal income tax bracket). For example, assuming the compensation resulting from option exercise if $1,000,000, and the Executive was in the 40% tax bracket, the calculation for the total tax liability would be as follows:

         Income x .40  =  amount of tax liability
         ------------
           1 - .40

         $1,000,000 x .40 = $1,000,000 x .40 = $666,666.67 (total tax liability)
         ----------------   ----------------
             1 - .40              .60

                  4.6 Other Benefits. The Executive shall be entitled to a minimum of two weeks of vacation each calendar year during the Term of Employment, and such additional time as the Executive and the Board shall agree, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by the Executive during any calendar year may not be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Board shall from time to time determine.

         5.       TERMINATION.

                  5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause. For purposes of this Agreement, the term "Cause" shall mean: (a) an action or omission of the Executive which constitutes a material breach of, or failure or refusal (other than by reason of his disability) to perform his duties for which he was hired, which, if curable, is not cured within thirty (30) days after receipt by the Executive of written notice of same; (b) commission of any act which involves fraud, embezzlement, misappropriation of funds, or breach of fiduciary duty in connection with the performance of his duties as an employee of the Company; (c) commission of any crime which involves moral turpitude; or (d) gross negligence in connection with the performance of the Executive's duties hereunder, which, if curable, is not cured within thirty (30) days after written receipt by the Executive of written notice of same. Any termination for Cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Executive his Base Salary to the date of termination, plus any unpaid Overrides, Commission Payments and Incentive Compensation earned by the Executive as of the date of termination. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.


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                  5.2      Disability. The Company shall at all times have the
right, upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall become entitled to benefits under the Company's disability plan or program as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 120 consecutive days or for an aggregate of 180 days, whether or not consecutive, in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall:
(a) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, together with any unpaid Overrides, Commission Payments and Incentive Compensation earned by the Executive as of the date of termination; and (b) pay to the Executive a severance payment equal to six (6) months of the Executive's Base Salary at the time of the termination of the Executive's employment with the Company. Any payments made to the Executive pursuant to subsection 5.2 (b) above shall be reduced by that amount of compensation or monetary benefit received by the Executive from any third party from the time of the termination of the Executive's employment with the Company until six (6) months thereafter. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                  5.3 Death. Upon the death of the Executive during the Term of Employment with the Company, the Company shall pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, together with any unpaid Overrides, Commission Payments and Incentive Compensation earned by the Executive as of the date of death. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                  5.4 Termination Without Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment. Upon any termination of the Executive's employment by the Company (that is not a termination under any of Sections 5.1, 5.2, or 5.3), the Company shall pay to the Executive: (a) any unpaid Base Salary through the effective date of termination specified in such notice, together with any unpaid Overrides, Commission Payments and Incentive Compensation earned by the Executive as of the date of termination; and (b) an amount equal to the Base Salary ("Termination Payment") in twelve (12) equal monthly payments commencing one (1) month after the effective date of termination specified in the termination notice described above. The amount of the Termination Payment shall be reduced by that amount of compensation or monetary benefit received by the Executive from any third party from the time of the termination of the Executive's employment with the Company until the Termination Payment is paid in full to the Executive. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses. As a condition to receipt of the Termination Payment: (x) concurrent with the receipt of the first monthly payment of the Termination Payment, the Executive shall deliver to the Company a general release in form acceptable to the Board releasing the Company from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company which ever existed, then existed, or may thereafter exist, by reason of the termination of this Agreement without cause, except payment of the Termination Payment; and (y) the Executive shall notify the Company if he receives any compensation or other monetary benefit from a third party during the time period the Executive receives the Termination Payment.


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                  5.5      Termination by the Executive.

                           (a)      The Executive shall at all times have the
right, upon sixty (60) days written notice to the Company, to terminate the Term of Employment.

                           (b)      Upon termination of the Term of Employment
pursuant to this Section 5.5 by the Executive without Good Reason, the Company shall pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice together with any unpaid Overrides, Commission Payments and Incentive Compensation earned by Executive as of the date of termination.. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                           (c)      Upon termination of the Term of Employment
pursuant to this Section 5.5 by the Executive for Good Reason, the Company shall pay to the Executive the same amount of monies that would have been payable by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                           (d)      For purposes of this Agreement, "Good
Reason" shall mean: (i) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) the Company's requiring the Executive to be based at any office or location outside of Florida, except for travel reasonably required in the performance of the Executive's responsibilities; or (ii) any purported termination by the Company of the Executive's employment otherwise than for Cause pursuant to Section 5.1, or by reason of the Executive's disability pursuant to Section 5.2 of this Agreement, prior to the Expiration Date.

                 5.6       Change in Control of the Company.

                           (a)      In the event that: (i) a Change in Control
(as defined in subsection (b) of this Section 5.6) in the Company shall occur during the Term of Employment; and (ii) prior to twelve (12) months after the date of the Change in Control, either (x) the Term of Employment is terminated by the Company other than pursuant to any of Sections 5.1, 5.2, or 5.3, or (y) the Executive terminates the Term of Employment for Good Reason pursuant to
Section 5.5(c) hereof, as defined in Section 5.5(d) hereof, the Company shall pay to the Executive: (1) any unpaid Base Salary through the effective date of termination; and (2) the same amount of monies that would have been payable by the Company to the Executive under Section 5.4 of this Agreement if the Executive's employment had been terminated by the Company without Cause. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                           (b)      For purposes of this Agreement, the term
"Change in Control" shall mean:

(i) Approval by the Board, and shareholders of the Company if required under applicable law, of: (1) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in


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each case, with respect to which persons who were the shareholders of the
Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own 50% or more of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction; (2) a liquidation or dissolution of the Company; or (3) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

(ii) Individuals who, as of the Commencement Date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of 50% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by: (1) the Company or its Subsidiaries; (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest; or (3) any employee benefit plan of the Company or its Subsidiaries.

                           (c)      Notwithstanding the foregoing, the Stock
Purchase Agreement by and among the Company, Executive and Richard Parker and the consummation of the transactions contemplated therein shall not be deemed a "Change of Control" under this Section 5.6.

                  5.7 Resignation. Upon any termination of the Term of Employment pursuant to this Article 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

                  5.8 Survival. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

         6.       RESTRICTIVE COVENANTS.

                  6.1 Confidential Information. The Executive hereby acknowledges and agrees that in the course of his employment he will acquire knowledge and will have access to information, whether in written, typed or other form, regarding the business operations of the Company. Specifically, the following types of information are deemed confidential ("Confidential Information") and shall not be disclosed or used by the Executive except as required and authorized in furtherance of the Company's Business: specific prospective customers of the Company;


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specific existing customers of the Company; other individuals and businesses with whom the Company does business; proprietary information; trade secrets, as defined in Section 688.002(4), Florida Statute's; financial or corporate records; operational, sales, promotional, and marketing methods and techniques; computer programs, including source codes and/or object codes; and/or any other proprietary, competition sensitive, or technical information or secrets developed with or without the help of the Executive. In the event the NASD does not approve of the change of control of the Company under the Stock Purchase Agreement and, as a result, such change of control is unwound, the term "Confidential Information" shall not include information brought to the Company on and after March 22, 2002 by Executive or by Executive's Team (as such term is defined in Section 6.3, below).

                  6.2 Nondisclosure. The Executive shall not, during the term of his employment, or at any time thereafter, either directly or indirectly, communicate, publish, disclose, divulge, or use, or authorize anyone else to communicate, publish, disclose, divulge, or use, for the benefit of himself or any other person, persons, partnership, association, corporation, or other entity, any Confidential Information which may be communicated to the Executive or of which the Executive may be apprised by virtue of his employment with the Company. Any and all information, knowledge, know-how, and techniques which the Company designates as confidential shall be deemed confidential for purposes of this Agreement, except information which the Executive can demonstrate came to his attention prior to disclosure thereof by the Company; or which, at or after the time of disclosure by the Company to the Executive, lawfully had become a part of the public domain through lawful publication or communication by others. In the event the NASD does not approve of the change of control of the Company under the Stock Purchase Agreement and, as a result, such change of control is unwound, the term "Confidential Information" shall not include information brought to the Company on and after March 22, 2002 by Executive or by Executive's Team.

                  6.3 Non-solicitation of Employees and Clients. The Executive specifically acknowledges that he will have access to Confidential Information, including, without limitation, prospective and existing customers or customer lists of the Company. The Executive covenants and agrees that during the term of this Agreement, and for a continuous uninterrupted period of twelve (12) months, commencing upon the expiration or termination of the Executive's relationship with the Company, except as otherwise approved in writing by the Company, the Executive shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or entity:

                           (a)      Divert or attempt to divert or solicit any
prospective or existing customer of the Company to any competitor by direct or indirect inducement or otherwise; or

                           (b)      Employ or hire or seek to employ or hire
any person who is at that time working for the Company as an employee or independent registered representative, any affiliate of the Company, or otherwise directly or indirectly induce or solicit such person to leave his or her employment.

         In the event the NASD does not approve of the change of control of the Company under the Stock Purchase Agreement and, as a result, such change of control is unwound, (A) for purposes of Subsection 6.3(a) above: (i) the term "prospective customer" shall exclude those prospects first contacted for Company business on and after March 22, 2002 by the Executive or by Executive's Team; and (ii) the term "existing customers" shall exclude those customers first brought to the Company on and after March 22, 2002 by Executive or by Executive's Team; and (B) for purposes of Subsection 6.3(b) above, the terms "employee" or "independent registered representative" shall exclude those persons who were brought to the Company by Executive on and after March 22, 2002 (the "Executive's Team").


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                  6.4      Reasonably Necessary. The Company and the Executive
agree that the Confidential Information set forth in Section 6.1 and the substantial relationships with the Company's specific prospective and existing customers and vendors: (i) are valuable, special, and a unique asset of the Company; (ii) have provided and will hereafter provide the Company with a substantial competitive advantage in the operation of its Business; and (iii) are a legitimate business interest of the Company. The Company and the Executive also agree that the existence of these legitimate business interests justifies the need for the restrictive covenants set forth in this Article 2, and the restrictive covenants are reasonably necessary to protect the Company's legitimate business interests.

                  6.5 Reasonable Restrictions. The Executive agrees and acknowledges; (a) that the geographical and time limitations contained in this Agreement are reasonable and properly required for the adequate protection of the business interests of the Company; and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the Business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or was to compete with the Company in violation of the terms of this Article 6. It is agreed by the Executive that if any portion of the restrictions contained in this Agreement are held to be unreasonable, arbitrary, or against public policy, then the restriction shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time, and each country or portion thereof of the specified area being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective, so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Executive.

                  6.6 Continuity of Restrictions. If the Executive shall violate any of the terms or covenants contained herein, and if any court action is instituted by the Company to prevent or enjoin such violation, then the period of time during which the terms or covenants of this Agreement shall apply, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the initial breach of the terms or covenants contained in this Agreement, whether or not the Company had knowledge of the breach, and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

                  6.7 Books and Records. All notes, data, reference material, sketches, drawings, memoranda, files, documents, specifications and any records in any way relating to any of the Confidential Information or to the Company's Business, whether prepared by the Executive or otherwise coming into the Executive's possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company. Upon the request of the Company, or absent such request, upon the termination of the Executive's employment with the Company for any reason, the Executive shall immediately return to the Company all such property, materials and any and all copies thereof in the


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Executive's possession. In the event the NASD does not approve of the change of control of the Company under the Stock Purchase Agreement and, as a result, such change of control is unwound, the term "Confidential Information" shall not include information brought to the Company on and after March 22, 2002 by Executive or by Executive's Team.

                  6.8      Definition of Company. Solely for purposes of this
Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  6.9 Survival. The provisions of this Article 6 shall survive the termination of this Agreement, as applicable.

         7.       REMEDIES.

                  7.1 Liquidated Damages. The Executive and the Company hereby acknowledge and agree that, in the event of any breach by the Executive, directly or indirectly, of the foregoing restrictive covenants under Article 6, it will be difficult to ascertain the precise amount of damages that may be suffered by the Company by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, the Executive shall be required to provide an accounting of any and all benefits received or derived, either directly or indirectly, by the Executive as a result of such breach, including, but not limited to, true and correct financial records, or other data detailing the financial benefit the Executive received or derived, directly or indirectly, from any and all volatile acts or activities, and the Executive thereafter shall be required to pay to the Company, as damages, cash amounts equal to any and all gross revenues received or derived by the Executive, directly or indirectly, from any and all volatile acts or activities. The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any breach of any of the covenants contained in
Article 6 of this Agreement by the Executive, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any subject breach.

                  7.2 Injunction. The Executive agrees that a violation or a breach of the terms, covenants, or provisions contained in this Agreement would cause irreparable injury to the Company, and that the remedy at law for any violation or breach would be inadequate and would be difficult to ascertain, and therefore, in the event of the violation or breach, or threatened violation or breach of any such terms, covenants, or provisions contained in this Agreement, the Company shall have the independent right to enjoin the Executive from any threatened or actual activities in violation thereof. The Executive hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such terms, covenants, or provisions without the necessity of proof of actual damages or the posting of a bond. In the event the Company does apply for such an injunction, the Executive shall not raise as a defense thereto that the Company has an adequate remedy at law.

         8. ASSIGNMENT. The Executive shall not have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person. This Agreement, and the Company's rights and obligations hereunder, shall inure to the benefit of and be binding upon the Company's successors and assigns.

         9. INDEPENDENT COVENANTS. The parties agree that each of the covenants and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant or provision.

         10. SEVERABILITY. If all or any portion of a covenant or provision in this Agreement is held invalid, unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which the Company is a party, the remaining covenants and provisions shall remain valid and enforceable. The Executive expressly agrees to be bound by any lesser covenant or provision subsumed within the terms of such covenant or provision that imposes the maximum duty permitted by law, as if the resulting covenant or provision were separately stated in, and made a part of this Agreement.

         11. ATTORNEYS' FEES. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement, or interpretation of this Agreement, including, without limitation, any action seeking declaratory relief, equitable relief, injunctive relief, or damages, or any litigation or cause of action, including, without limitation, any appeals, federal bankruptcy proceedings, receivership or insolvency proceedings, reorganization, or other proceedings, the prevailing party shall recover all costs and reasonable attorneys' fees incurred in connection therewith, including without limitation at the pre-trial, trial and appellate levels, and any costs of collection.

         12. GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the local laws of the State of Florida (without giving effect to its conflicts of laws provisions), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         13. EXCLUSIVE JURISDICTION; VENUE. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

         14. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

         15. ENTIRE AGREEMENT. This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the employment arrangement between the parties hereto and this Agreement supersedes any and all prior agreements pertaining to the subject matter hereof. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

         16. MODIFICATIONS AND AMENDMENTS. This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

         17. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent: (a) if to the Company, addressed to 25 Fifth Avenue, Indiatlantic, Florida 32903, Attention: President; and (b) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

         18. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         19. CONSTRUCTION. Each party to this Agreement had the opportunity to consult with counsel of their choice and make comments concerning the Agreement. No legal or other presumption against the party drafting this Agreement concerning its construction, interpretation or otherwise accrue to the benefit of any party to this Agreement and each party expressly waives the right to assert such a presumption in any proceedings or disputes connected with, arising out of, or involving this Agreement.

         20. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         21. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         22. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         23. COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

        SIGNATURE PAGE TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT FOR
                               MARSHALL T. LEEDS

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Employment Agreement as of the date first written above.


                                             COMPANY:

                                             SUMMIT BROKERAGE SERVICES, INC.,
                                             A Florida Corporation


                                             By: /s/ Richard Parker
                                                -------------------------------
                                             Name: Richard Parker
                                                  -----------------------------
                                             Title:  President
                                                   ----------------------------


                                             EXECUTIVE:


                                             /s/ Marshall T. Leeds
                                             ----------------------------------
                                             Marshall T. Leeds